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                                                                      EXHIBIT 21





                                    SUBSIDIARIES OF THE REGISTRANT



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                                                                            Jurisdiction
                                                                              in which
                                                                     Corporate Name Incorporated
                                                                     ---------------------------
PHARMACIA & UPJOHN, INC.                                                  Delaware (Parent)

Subsidiaries (excluding those which when
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considered in the aggregate as a single
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subsidiary did not constitute a significant
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subsidiary as of December 31, 1996):
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Pharmacia & Upjohn Company                                                        Delaware
Pharmacia & Upjohn AB                                                             Sweden
Pharmacia Treasury Services AB                                                    Sweden
Pharmacia & Upjohn SpA                                                            Italy

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